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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of
The Merrill Lynch Fund of of Stripped ('Zero') U.S. Treasury Securities, Series A, B, C, D, E, F, G, H, I, J and K

We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement Numbers: 2-89536, 2-94915, 33-02813, 33-13386, 33-21320, 33-28038,
33-34403, 33-39606, 33-47078, 33-49519 and 33-53085 of our opinion dated
February 16, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 24, 1999